Rule 424(b)(2)

Registration No. 333-124535

PRICING SUPPLEMENT NO. 4 DATED Tuesday, May 23, 2006

TO PROSPECTUS DATED MAY 12, 2005,

AS SUPPLEMENTED BY PROSPECTUS SUPPLEMENT DATED MAY 12, 2005,

AND SUPPLEMENTAL TO THE OFFICERS’ CERTIFICATE AND COMPANY ORDER, DATED MAY 12, 2005

U.S. BANCORP

Medium-Term Notes, Series P (Senior)

Medium-Term Notes, Series Q (Subordinated)

CUSIP No.:	91159HGM6	Issue Price (Dollar Amount and Percentage of Principal Amount):

Series:		Amount:	$500,000,000.00 / 100.0000%

☑ Series P (Senior)		Proceeds to the Company:	$500,000,000.00

☐ Series Q (Subordinated)

		Interest Rate/Initial Interest Rate:	TBD

Form of Note:		Interest Payment Dates:	Monthly on the 30th of each month, commencing June 30, 2006

☑ Book-Entry

☐ Certificated

Principal Amount:	$500,000,000.00	Regular Record Date:	15 Calendar Days Prior

Trade Date:	Tuesday, May 23, 2006	Interest Determination Date:	2 Business Days Prior

Original Issue Date:	Tuesday, May 30, 2006	Interest Reset Date:	30th day of the month

Maturity Date:	Friday, May 28, 2010

Base Rate (and, if applicable, related Interest Periods):		Index Source:	Telerate Page 3750

☐ Fixed Rate Note		Index Maturity:	1 month

☐ Commercial Paper Note		Spread:	0.050%

☐ Federal Funds Note

☑ LIBOR Note		Spread Multiplier:

☐ EURIBOR Note		Maximum Interest Rate:

☐ Prime Rate Note

☐ CD Rate Note		Day Count:	Act/360

☐ Treasury Rate Note		Minimum Interest Rate:

☐ CMT Rate Note

☐ Other Base Rate		For Original Issue Discount Notes:

☐ Zero Coupon Note		Original Issue Discount %:

Agent’s Commission:		Yield to Maturity:

Redemption Terms:		Original Issue Discount Notes:

Other Terms:

☐ Subject to special provisions set forth therein with respect to the principal amount thereof payable upon any redemption or acceleration of the maturity thereof.

Name of Agent and Delivery Instructions:

	Merrill Lynch	☐ For Federal income tax purposes only.

Signature

DTC#161	/s/ John C. Stern 5-23-06
(Authorized signature)

/s/ Ken Nelson 5-23-06
Columbus/432704.2	(Authorized signature)